Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of T Stamp, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marlton New Jersey

April 14, 2026

Marcum llp / 601 Route 73 North / Suite 400 / Marlton, NJ 08053 / Phone 856.830.1600 / marcumllp.com